                                                                  EXHIBIT 10.8.6

                          LOAN AND SECURITY AGREEMENT

                                    between

                           AKGI-ROYAL PALM C.V.o.a.

                                      and

                          FINOVA CAPITAL CORPORATION

                           DATED AS OF JULY 12, 1995

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


          BY THIS LOAN AND SECURITY AGREEMENT entered into as of July 12, 1995 between FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender") and AKGI - ROYAL PALM C.V.o.a, a Netherlands Antilles limited partnership with its capital divided into shares ("Borrower"), hereby confirm and agree as follows:

                                   ARTICLE I
                                   ---------

                                 INTRODUCTION
                                 ------------

          1.1 Borrower desires to obtain a Receivables Loan from Lender, the proceeds of which shall be used for working capital purposes.

          1.2 Borrower furthermore desires to obtain an Acquisition Loan from Lender, the proceeds of which shall be used for the purposes set forth herein.

          1.3 Lender is willing to extend to Borrower the Receivables Loan and the Acquisition Loan for the purposes stated in the preceding paragraph upon the terms and conditions set forth herein.

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

          Except where the context clearly requires a different interpretation, all capitalized terms used in this Agreement shall have the meanings assigned to them above, immediately below, or elsewhere herein.

          "Acquisition" shall mean the transaction pursuant to which Borrower acquired from ITOCHU all of ITOCHU's right, title and interest in and to certain loans made to Pelican Beach Resort N.V. and to certain of its affiliates which loans are secured by, among other things, a security interest in the Project.

          "Acquisition Advance" shall mean an Advance of the Acquisition Loan advanced by Lender to Borrower from time to time in accordance with the terms and provisions of this Agreement.

          "Acquisition Loan" shall mean a term loan extended by Lender to Borrower in accordance with the terms of this Agreement, total advances of which shall not at any time exceed U.S. $4,400,000.

          "Acquisition Note" shall mean the Promissory Note, in the amount of the Acquisition Loan, to be made and delivered by Borrower to Lender pursuant hereto, in a form acceptable to Lender, as from time to time modified, extended, renewed, replaced or restated.

          "Advance" shall mean, individually and collectively, a Receivables Advance and an Acquisition Advance.

          "Advance Date" shall mean each date on which an Advance is made.

          "Affiliate" shall mean any person or entity directly or indirectly Controlling, Controlled by or under common Control with the person or entity to whom the definition is applied, including blood relatives or spouse of the person to whom the definition applies, if such person is a natural person.

          "Agreement" shall mean this Loan and Security Agreement, as from time to time modified, extended, renewed, replaced or restated.

          "Applicable Environmental Laws" shall have the meaning set forth in the Environmental Certificate.

          "Applicable Usury Law" shall mean the usury law applicable pursuant to the terms of Article XI, paragraph 11.11 hereof or such other usury law which is applicable if the law chosen by the parties is not applicable.

          "Assignment of Leases" shall mean that certain Assignment of Leases and Rents of even date herewith, pursuant to which, among other things, Borrower collaterally assigns to Lender all of Borrower's right, title and interest in and to all leases, licenses and occupancy agreements of whatever form now or hereafter affecting all or any portion of the Project (other than the Purchaser Leases) and all of Borrower's right, title and interest in and to all rents, issues, properties, revenues, royalties, rights, benefits, income and deposits of every nature of, from or relating to the Project (other than arising from the Purchaser Leases).

          "Assignments" shall mean written Assignments, in such form as Lender shall prescribe, of specific Instruments and Purchaser Leases and the proceeds thereof delivered to Lender concurrently with each Advance under the terms of which Borrower transfers and assigns with full recourse all of Borrower's right, title and interest in and to the Instrument and Purchaser Lease, free and clear of all claims, demands, liens and encumbrances of third parties, as collateral security for the Loan.

          "Availability Advance" shall mean an additional Receivables Advance advanced by Lender to Borrower from time to time with respect to an Eligible Instrument that then constitutes Receivables Collateral against which a previous Receivables Advance has been made.

          "Borrower" shall mean AKGI - ROYAL PALM C.V.o.a., a Netherlands Antilles limited partnership with its capital divided into shares.

          "Borrowing Base" shall mean, prior to the Transition Date, an amount equal to the lesser of (i) 85% of the unpaid principal balance payable under the Eligible Instruments or (ii) 85% of the then present value assigned to the unmatured installments of principal and interest payable under the Eligible Instruments discounted at Lender's Prevailing Discount Rate and, after the Transition Date but retroactive to the beginning of the Term, an amount equal to the lesser of (i) 90% of the unpaid principal balance payable under the Eligible Instruments or (ii) 90% of the then present value assigned to the unmatured installments of principal and interest payable under the Eligible Instruments discounted at Lender's Prevailing Discount Rate.

          "Borrowing Term (Receivables Loan)" shall mean the period of time during which Lender is committed to make Receivables Advances under this Agreement, which commitment shall terminate on the earlier of (i) the date which occurs eighteen (18) months after the date of the first Receivables Advances or
(ii) April 14, 1997.
           --

          "Borrowing Term (Acquisition Loan)" shall mean the period of time during which Lender is committed to make Acquisition Advances under this Agreement (including advances of the interest reserve established under the Acquisition Loan), which commitment shall terminate on the date which occurs six
(6) months after the date of the first Acquisition Advance.

          "Business Day" shall mean a calendar day other than a Saturday, Sunday or legal holiday under the laws of the State of Arizona.

          "Capital Expenditure" shall mean payments that are made by the Borrower for the lease, purchase, improvement, construction or use of any property, the value of which under GAAP is required to be capitalized and shall include, without limitation, payments for the installment purchase of property and payments under capitalized leases.

          "Cash Flow" shall mean, for any period, the net income or loss of Borrower, determined in accordance with GAAP (excluding the effect of any extraordinary gains or losses from the sale of property not in the ordinary course of business), plus each of the following items to the extent deducted
                     ----
from the revenues of

Borrower in calculating the net income: (A) depreciation; (B) amortization; and
(C) interest and taxes during such period, and less Capital Expenditures to
                                               ----
the extent paid in such period.

          "Closing Date" shall mean July 14, 1995, or such later date as Lender shall designate in writing.

          "Collateral Assignment" shall mean that certain Collateral Assignment of Material Contracts, of even date herewith, as from time to time modified, extended, renewed, replaced or restated, pursuant to which Borrower shall collaterally assign to Lender, as further security for the payment and Performance of the Obligations, all of the Project Documents.

          "Control" or "Controlling" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another person or entity by any means.

          "Delinquencies" shall mean, individually and collectively, an Eligible Instrument, against which an Advance has been made, under which an installment payment due becomes more than 59 days past due.

          "Distribution" shall mean any distribution, advance, payment, including but not limited to, loan repayments, dividends, bonuses, salary, other compensation and management fees.

          "Documents" shall mean this Agreement, the Receivables Note, the Acquisition Note, the Mortgage, the Supplemental Agreement, the Collateral Assignment, the Environmental Certificate, the Servicing Agreement, the Lockbox Agreement, the Services and Fees Agreement, the Guarantee, the Assignments, the Subordination Agreement, the Assignment of Leases, and each and every other document, instrument or writing executed or delivered by Borrower to Lender in connection with the Loan.

          "Dollars" or "$" shall mean United States Dollars.

          "Eligible Foreign Instruments" shall mean a Eligible Instrument that has been delivered by a Purchaser who is not a United States or Canadian resident.

          "Eligible Instruments" shall mean the Instruments, each in substantially the form of Exhibit "A" hereto, entered into by and between
                          ----------
Borrower and those Persons who purchase a Time-Share Interest (at least 80% of whom shall be United States or Canadian residents), which Eligible Instruments shall conform to the criteria and standards set forth on Exhibit "B" hereto;
                                                         ----------
provided, however, that an Instrument
shall cease to be an Eligible Instrument if (i) any installment payable thereunder becomes more than 59 days past due and the Instrument under which such installment is payable is not replaced within ninety (90) days following the due date of such installment or (ii) the contract fails to continue to conform to the criteria and standards of Exhibit "B".
                                         -----------

          "Environmental Certificate" shall mean that certain Environmental Certificate with Representations, Covenants and Warranties of even date herewith executed by Borrower and related to the Project, as from time to time modified, extended, renewed, replaced or restated.

          "Event of Default" has the meaning set forth in Article IX hereof.

          "FPSI" shall mean FINOVA Portfolio Services, Inc., an Arizona corporation, its successors and assigns, a wholly-owned subsidiary of Lender

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time, consistently applied, throughout the period involved and with prior periods, which shall include the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

          "Guarantee(s)" shall mean a written Guarantee and Subordination Agreement, in such form as Lender shall prescribe, as from time to time modified, extended, renewed, replaced or restated, executed and delivered by a Person (or Persons) to Lender, under the terms and conditions of which such Person (or Persons), as Guarantor(s), shall individually and/or jointly and severally guarantee Borrower's Performance of all of its Obligations under the Documents and shall agree to subordinate any indebtedness owed by Borrower to Guarantor(s) to the Obligations owed by Borrower to Lender.

          "Guarantor(s)" shall mean individually, a Person, and collectively each and every Person, who executes and delivers to Lender a Guarantee pursuant to the terms and conditions of this Agreement. The Guarantor of this Loan is AKGI-Sint Maarten, N.V., a Netherlands Antilles corporation with limited liability.

          "Impositions" shall mean any and all taxes (other than any tax measured by net income payable by Lender to any state or political subdivision thereof or to the U.S. under Section 11 or 1201 of the Internal Revenue Code, as amended (the "IRC")), or withholding obligations in consequence of the receipt of payments provided for herein, license fees, assessments, charges, fines, penalties, property, privilege, excise, real estate or other taxes currently or hereafter levied or imposed by any state, local or federal authority (including, without limitation, any state, local or federal authority of the United States of America or of the Netherlands Antilles) upon or in connection with or measured by the Documents, the Receivables Collateral or the Real Estate Collateral. Impositions shall include any amounts which must be withheld from the proceeds of the Receivables Collateral pursuant to, without limitation, Sections 881 and 1442 of the IRC.

          "Incentive Fee" shall have the meaning set forth in Section 8.25 hereof.

          "Incipient Default" shall mean any act or event which after the giving of notice or the lapse of time (or both) would constitute an Event of Default.

          "Instrument" shall mean a promissory note which has arisen out of the sale of a Time-Share Interest in the Project by Borrower to a Purchaser, which note is cross-defaulted with the Purchaser Lease executed by Borrower in favor of the Purchaser delivering the Instrument.

          "ITOCHU" shall mean, ITOCHU Corporation, a Japan corporation.

          "Loan" shall mean, collectively and individually, the Receivables Loan and the Acquisition Loan.

          "Lockbox Agent" shall mean the entity designated as the Lockbox Agent in the Lockbox Agreement, or should such entity cease to act as Lockbox Agent under the Lockbox Agreement, such other entity as Lender may appoint or approve.

          "Lockbox Agreement" shall mean the Lockbox Agreement, in such form as Lender shall prescribe, to be made among Borrower, Lender and the Lockbox Agent, as from time to time, as from time to time modified, extended, renewed, replaced or restated.

          "Loan Fee" shall have the meaning set forth in Paragraph 8.16 hereof.

          "Master Lease" shall mean that certain Long Lease between the Lieutenant Governor of the Island Territory of Sint Maarten on behalf of said Island Territory and Pelican Beach Resort, N.V., dated December 21, 1990, and recorded December 24, 1990 in the Public Registers of Sint Maarten at register C, volume 107, number 13, which has been assigned by Borrower pursuant to the Declaration of Public Auction dated July 6, 1995 with respect to the Project and that certain Instrument de Command dated July 11, 1995 with respect to the Project.

          "Maturity Date" shall mean that date which shall occur seven (7) years after the date on which the last Receivables Advance is made under the terms of this Agreement.

          "Maximum Loan Amount" shall mean the sum of U.S. $10,000,000.00.

          "Mortgage" shall mean the Deed of Mortgage of even date herewith, as from time to time modified, extended, renewed, replaced or restated, made, executed and delivered by Borrower to Lender, in a form acceptable to Lender, recorded or intended to be recorded as a lien against the Project and Real Property.

          "Net Income" shall mean the net income or loss of Borrower, determined in accordance with GAAP (excluding the effects of any extraordinary gains or losses from the sale of property not in the ordinary course of business).

          "Nondisturbance Agreement" shall mean an agreement, in form and substance satisfactory to Lender, pursuant to which the holders of any lien or leasehold interest on the streets, amenities, common areas, or other off-site improvements forming a part of the Project agree that, notwithstanding a foreclosure or other realization of such encumbrance and notwithstanding a termination of such leasehold realization of such encumbrance and notwithstanding a termination of such leasehold interest, (i) the Purchasers shall have uninterrupted use of such streets, amenities, common areas and other off-site improvements and uninterrupted use and possession of their respective Time-Share Interests, (ii) the rights and privileges of such Purchasers shall not be otherwise impaired, and (iii) the governing documents of the Project, including any declarations of condominium, shall not be modified.

          "Obligations" shall mean each and every obligation, duty, covenant, undertaking and conditions which Borrower is required or has agreed to perform under the Documents and each and every other obligation of Borrower now or hereafter owing to Lender.

          "Opening Prepayment Date" shall mean the date which occurs twenty-four
(24) months after the last Receivables Advance hereunder.

          "Overdue Rate" shall have the same meaning as set forth in the Receivables Note.

          "Perform, Performed or Performance" shall mean the timely, faithful and complete payment and performance of all Obligations by Borrower.

          "Permitted Encumbrances" shall mean those encumbrances, liens and security interests described in Exhibit "C" hereto.
                                -----------

          "Person" shall mean any adult individual, partnership, corporation or other form of business entity whatsoever.

          "Present Value" shall mean with respect to any Eligible Instrument the present value of the unmatured and unpaid installments of principal and interest due thereunder, calculated using a discount rate equal to the Prevailing Discount Rate applicable to said Eligible Instrument as provided herein.

          "Prevailing Discount Rate" shall mean Lender's prevailing discount rate at the time each Advance is made, which rate shall be Prime Rate plus the Rate Spread but in no event less than 12.5%.

          "Prime Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A., New York, New York as its corporate base rate of interest charged to its most creditworthy commercial borrowers notwithstanding the fact that some such borrowers may borrow at lower rates. The initial Prime Rate shall be the rate in effect as of the first Business Day of the month of the initial Advance and, subsequently, the Prime Rate shall be redetermined as of the first Business Day of each month.

          "Project" shall mean the time-share condominium project known as Royal Palm Beach Club, located on the Real Property and containing, at the date hereof, 2,783 unsold Time-Share Interests.

          "Project Documents" shall mean all management, shared use, access, engineering, marketing, construction, operating, owners association and other agreements relating to the use, ownership, or operation of the Project and all of Borrower's rights, as a "declarant", "developer", "owner" and/or otherwise under the governing documents and restrictive covenants affecting the Real Property, including, without limitation, the deed or declaration of division, owners' association charters or articles or certificates of incorporation, bylaws and rules and regulations relating thereto whether now existing or hereafter created.

          "Purchaser" shall mean a Person who purchases a Time-Share Interest in the Project from Borrower.

          "Purchaser Lease" shall mean a lease delivered by Borrower, as Lessor, to a Purchaser, as Lessee, entitling the Purchaser to use the Time-Share Interest purchased by such Purchaser for a designated number of years.

          "Rate Spread" shall mean, prior to the Transition Date, 3% per annum and subsequent to the Transition Date, but subject to the provisions of Section
3.4 hereof, 2.5% per annum.

          "Real Estate Collateral" shall mean:

               (i)       the Real Property:

               (ii) all buildings and other improvements now or hereafter erected on the Real Property, all building materials at any time intended to be incorporated into the improvements now or hereafter erected on the Real Property and all fixtures, equipment, machinery, appliances, furniture, furnishings and other articles of personal property of every kind and nature whatsoever now or hereafter located on the Real Property, and used, intended for use or usable in connection with the operation of the Real Property, including, without limitation, all heating, lighting, laundry, incinerating and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lighting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators, escalators, shades, awnings, screens, storm doors and windows, wall beds, stoves, ranges, refrigerators, freezers, food and beverage preparation and serving equipment, cabinets, partitions, ducts, compressors, canopies, furnishings, garbage and rubbish disposals, counters, bathtubs, sinks basins, carpets, floor and wall coverings, drapes, swimming pool equipment, inventory, merchandise and proceeds therefrom and all substitutions and replacements therefor; it being understood and agreed that all such property is part and parcel of the Real Property and appropriate to the use thereof, and whether affixed or annexed to the Real Property or not, shall for the purpose of the Documents be deemed conclusively to be a portion of the security for the Performance of the Obligations;

               (iii) all right, title and interest of Borrower, now or hereafter acquired, to use, occupy and enjoy the Real Property;

               (iv) all of Borrower's right, title and interest, now owned or hereafter acquired, in and to all goods, materials, supplies, fixtures, equipment, machinery, furniture, furnishings and other personal property that are now or hereafter may be appropriate for use on (whether such items are stored on the Real Property or elsewhere), located on, or used in connection with the Real Property;

               (v) all other property and assets of Borrower, whether now existing or hereafter acquired or arising, and whether in any way relating to or arising from the Real Property, including, without limitation, all personal property, accounts, accounts receivable, contract rights, chattel paper, inventory, instruments, documents, agreements, general intangibles, trade names, trademarks, service marks, copyrights, designs, patents, patent applications, patent rights, tax refund claims, computer programs of Borrower, machinery, equipment, furniture, fixtures, royalties, notes, drafts, letters of credit, insurance policies;

               (vi) all of the right, title and interest of Borrower, now or hereafter acquired in and to all and singular the appurtenances, tenements, hereditaments, rights of way, easements, riparian rights, water and water rights and water rights applications as well as all rights in ditches for the irrigation of the Real Property and shares of stock evidencing such rights, and such other rights, liberties and privileges now or hereafter belonging or appertaining thereto;

               (vii) all income, rents, royalties, revenues, accounts, issues, profits, fees, deposits and other proceeds of the Real Property, together with all of the right, title and interest of Borrower, now or hereafter acquired, as lessor or seller, as the case may be, in and to all sales contracts, installment sales agreements and purchase money notes pertaining to the Real Property, or any part thereof, all security documents related to any of the foregoing, all existing and future lease agreements, occupancy agreements, and use agreements relating to the Real Property or any part thereof, all extensions and renewals of such leases or other agreements, all security for the obligations of the lessees or occupants thereunder and any and all guaranties or indemnities of or surety or similar arrangements with respect to any such obligations;

               (viii) all right, title and interest of Borrower, now or hereafter acquired, in and to any and all strips and gores of land adjacent to and used in connection with the Real Property and all right, title and interest of Borrower, now owned or hereafter acquired, in, to and under the ways, streets, sidewalks and alleys now or hereafter adjoining the Real Property;

               (ix) any licenses, contracts, consents, approvals, management contracts or agreements, franchise agreements, insurance policies, permits, authorizations or certificates, necessary or appropriate for, or now or hereafter required or used in connection with the ownership, operation, construction or maintenance of the Real Property;

               (x) all intangibles, choses in action, names, logos, trademarks, trade names and copyrights now or hereafter used in connection with the Real Property including, without limitation, the name Port Royal Beach Club and all variations thereof, and logos, marks and trademarks associated therewith;

               (xi) all replacements, substitutions or renewals of, or additions to, all products of, and all books, records and files relating to, any of the foregoing;

               (xii) all proceeds and payments of the conversion, voluntary or involuntary, of any of the foregoing, into cash or otherwise, including, without limitation, all accounts, all condemnation awards in respect to any taking by eminent domain or otherwise payable to the extent hereinafter provided and all proceeds of any insurance required to be maintained by Borrower pursuant to the Documents, whether payable to Borrower or otherwise.

Real Estate Collateral shall not include the Purchaser Leases or the rent or other amounts payable thereunder.

          "Real Property" shall mean the parcel of real property and all existing and future improvements located thereon, located in St. Maarten, Netherlands Antilles and more fully described on the attached Exhibit "G",
                                                              -----------
including, without limitation, the leasehold estate created by the Master Lease.

          "Receivables Advance" shall mean an Advance of the Receivables Loan advanced by Lender to Borrower from time to time in accordance with the terms and provisions of this Agreement. A Receivables Advance shall include an Availability Advance.

          "Receivables Collateral" shall mean (i) all of the Instruments which Borrower now or hereafter assigns, transfers, endorses or delivers to Lender in consideration for an Advance made by Lender pursuant to the terms of this Agreement and as collateral security for the Obligation; (ii) all Instruments against which Lender makes an Advance pursuant to the terms of this Agreement, notwithstanding whether or not such Instrument is assigned, transferred, endorsed or delivered to Lender; (iii) all Purchaser Leases, purchase contracts, purchase agreements, guarantees and other documents or instruments evidencing or securing the obligations of the Purchasers and/or any other person primarily or secondarily liable on the Instruments; (iv) all policies of insurance related to the Instruments or delivered in connection with the Instruments (provided that the inclusion of such policies of insurance as part of the Receivables Collateral shall not be deemed to restrict or limit the Borrower's ability to encumber such insurance to the extent relating to or delivered in connection with Instruments pledged to another lender, subject, however, to the provisions of paragraph 8.27); (v) all rights under escrow agreements relating to the Instruments and all impound and/or reserve accounts related to the Instruments (excluding, however, any escrows set aside for improvements to the Project); (vi) all licenses, contracts, management contracts or agreements, franchise agreements, permits, subordination or certificates now or hereafter required or used in connection with the ownership, operation or maintenance of the Project (provided that the inclusion of such licenses, contracts, management contracts and other agreements or permits as part of the Receivables Collateral shall not be deemed to restrict or limit the Borrower's ability to encumber such documents and agreements to the extent relating to or delivered in connection with Instruments pledged to another lender, subject, however, to the provisions of paragraph 8.27); (vii) all files, books and records pertaining to any of the foregoing; and (viii) cash and non-cash proceeds from all of the foregoing including, without limitation, all goods, instruments, documents, general intangibles, chattel paper and accounts wherever located, which have been acquired with cash proceeds from any of the foregoing and the proceeds thereof.

          "Receivables Loan" shall mean a revolving line of credit loan extended by Lender to Borrower in accordance with the terms of this Agreement in an outstanding principal amount not to exceed at any time the Maximum Loan Amount.

          "Receivables Note" shall mean the Receivables Promissory Note, in the amount of the Receivables Loan, to be made and delivered by Borrower to Lender pursuant hereto, in a form acceptable to Lender, as from time to time modified, extended, renewed, replaced or restated.

          "Required Sales Payments" shall have the meaning set forth in Section
5.13 of the Supplemental Agreement.

          "Security Interest" shall mean a direct and exclusive first security interest which has been perfected under the Uniform Commercial Code of the state(s) in which any such security interest must be perfected; provided that with respect to any portion of the Receivables Collateral or Real Estate Collateral not covered by the Uniform Commercial Code, it shall mean a direct and exclusive first lien on such property which has been perfected in the manner provided by law.

          "Servicing Agent" shall mean FPSI or, should such entity cease to act as Servicing Agent under the Servicing Agreement and Services and fees Agreement, such other entity as lender may appoint.

          "Servicing Agreement" shall mean the Servicing Agreement, in such form as Lender shall prescribe, to be made among Borrower, Lender, and the Servicing Agent, as from time to time, as from time to time modified, extended, renewed, replaced or restated.

          "Services and Fees Agreement" shall mean the Services and Fees Agreement, in such form as Lender shall prescribe, to be made between Borrower and Servicing Agent and acknowledged by lender, as from time to time modified, replaced, renewed or restated.

          "Subordination Agreement" shall mean an agreement, in such form as Lender shall prescribe, delivered to Lender pursuant to paragraph 5.2(iii) hereof, as from time to time, as from time to time modified, extended, renewed, replaced or restated.

          "Supplemental Agreement" shall mean that Supplemental Agreement regarding Real Estate Collateral, of even date herewith, as from time to time modification extended, renewed, replaced or restated made, executed and delivered by Borrower to Lender, in a form acceptable to Lender.

          "Term" shall mean the duration of this Agreement commencing as of the year and day first above written and terminating on the date Borrower has Performed all of its Obligations under the Documents.

          "Time-Share Interest" shall mean the rights sold (whether by lease or fee title) to a Purchaser to the exclusive use of a Unit in the Project and the Project common areas for a one (1) week period each year.

          "Transition Date" shall mean the payment in full of the Acquisition Note; provided that if upon the occurrence of the event described above, there
      -------- ----
exists an Event of Default or Incipient Default, the Transition Date shall not occur until such Event of Default or Incipient Default has been cured or waived in writing by Lender.

          "Unit" shall mean a right of apartment as described in the Declaration of Division.

                                  ARTICLE III
                                  -----------

                                   THE LOAN
                                   --------

          3.1 Lender hereby agrees that the Receivables Loan (including Availability Advances of the Receivables Loan) will be disbursed to Borrower, from time to time, in periodic Receivables Advances, but in no event after the Borrowing Term (Receivables Loan) has expired, in amounts determined by subtracting from the Borrowing Base the unpaid principal balance outstanding under the Receivables Loan at the time of each Receivables Advance; provided that at no time shall the unpaid principal balance of the Receivables Loan exceed the Maximum Loan Amount.

               (i) Receivables Advances shall not be made more frequently than twice per month, and each Receivables Advance shall be in an amount of not less than One Hundred Thousand United States Dollars (U.S. $100,000.00). Lender shall charge a fee of Five Hundred United States Dollars

     (U.S. $500.00) for the second Receivables Advance made during any month and shall be entitled to deduct such fee from the Receivables Advance so made. The foregoing fee is to be paid to Lender strictly in consideration for Lender's agreement to make a second Receivables Advance during any particular calendar month and shall not be applied or credited against any other Obligations.

               (ii) The Receivables Loan is a revolving line of credit under the terms of which Borrower, during the Borrowing Term (Receivables Loan), shall have the right to obtain Receivables Advances, repay Receivables Advances, and obtain additional Receivables Advances so long as no Event of Default has occurred and is continuing and so long as all other conditions precedent to the making of a Receivables Advance have been satisfied.

               (iii) No Receivables Advances will be made after the Borrowing Term (Receivables Loan) has expired unless Lender, in its sole discretion, shall agree in writing to make such Receivables Advances.

               (iv) Borrower shall use the proceeds of the Receivables Loan for working capital purposes, which shall include, without limitation, the permitted Distributions under Section 8.21 hereof.

               (v) At no time during the term hereof shall the unpaid principal balance of the Receivables Loan exceed the Maximum Loan Amount, and Lender shall have no obligation to make any Receivables Advance if such Advance would cause the foregoing limitation to be exceeded.

          3.2 Lender agrees that the Acquisition Loan will be disbursed to Borrower, from time to time, in periodic Acquisition Advances, but in no event after the Borrowing Term (Acquisition Loan) has expired. In no event shall total Advances of the Acquisition Loan exceed U.S. $4,400,000 and Lender shall have no obligation to make an Acquisition Advance if the foregoing limit would be exceeded.

               (i) No Acquisition Advances will be made after the Borrowing Term (Acquisition Loan) has expired unless Lender, in its sole discretion, shall agree to make such Acquisition Advances.

               (ii) Borrower shall use the proceeds of the Acquisition Loan for the following purposes:

                    U.S. $2,500,000     Closing the Acquisition
                    U.S. $  250,000     Closing, legal and other transaction
                                        costs incurred in connection with the
                                        Loan
                    U.S. $1,200,000     Operating costs shortfalls in connection
                                        with the Project
                    U.S. $  400,000     Working capital
                    U.S. $   50,000     Interest reserve

                    On the Closing Date, Lender will fund U.S. $2,750,000 of the Acquisition Loan to close the Acquisition and pay closing, legal and other transaction costs incurred in connection with the Loan. Lender shall disburse to Borrower the portion of the Acquisition Loan to be used for working capital and operating costs shortfalls as requested from time-to-time by Borrower in writing (but no more frequently than once per calendar month) provided there does not then exist an Event of Default or Incipient Default and such request, which shall be certified correct by the Borrower, and which shall be in such form as Lender shall reasonably prescribe, shall be accompanied by a detailed list of obligations which Borrower desires to pay from such Advance and, upon request of Lender, supporting documentation. The portion of the Acquisition Loan set aside for interest reserve may be drawn by Lender and applied against interest payments due and owing under the Acquisition Loan upon the occurrence during the continuance of an Event of Default and the absence of an Event of Default, only if Lender has received written notice from Borrower within five (5) days prior to the due date of a particular interest payment that Lender is to make such interest payment from the interest reserve. At such time as the interest reserve has been exhausted, any further interest payments due under the Acquisition Loan shall be paid by Borrower from Borrower's own funds.

          3.3 All monies payable hereunder and under the Receivables Note, the Acquisition Note and the other Documents shall be paid in United States Dollars.

          3.4 The Rate Spread shall not reduce from 3% per annum to 2.5% per annum on the Transition Date if, at any time between the date of this Agreement and the Transition Date, there has occurred an Event of Default by reason of the failure of Borrower to abide by the provisions of Sections 8.21 or 8.22 hereof or there has occurred an Event of Default as described in Section 9.1(a) hereof, notwithstanding the fact that such Events of Default may have subsequently been cured.

          3.5 All Advances made pursuant to this Agreement shall be deemed to be a single Loan.

                                  ARTICLE IV
                                  ----------

                             SECURITY FOR THE LOAN
                             ---------------------

          4.1 As security for Borrower's payment and Performance of all Obligations owed to Lender, other than those arising out of the Environmental Certificate, Borrower hereby grants to Lender a first and exclusive Security Interest in all right, title, interest of Borrower in and to the (i) Receivables Collateral assigned, transferred endorsed or delivered to Lender under this Agreement or against which an Advance is made hereunder and (ii) Real Estate Collateral. Lender's Security Interest in such Receivables Collateral and the Real Estate Collateral shall be absolute, continuing and applicable to all existing and future Advances and shall secure the repayment of the Loan and the Performance of all Obligations throughout the Term of the Loan. At the time each Advance is made hereunder, Borrower shall deliver to Lender (i) an executed Assignment against which an Advance is requested; (ii) the original of each Instrument and Purchaser Lease; and (iii) other documents which comprise such Eligible Instruments. In addition, Borrower's payment and Performance of all Obligations owed to Lender, other than those arising out of the Environmental Certificate, shall be secured by the Mortgage.

          4.2 If an Eligible Instrument which comprises a part of the Receivables Collateral shall cease to qualify as an Eligible Instrument, Borrower shall, within 30 days thereafter, pay to Lender an amount equal to that portion of the Loan, together with interest, costs, and expenses, if any, attributable to such ineligible Instrument or shall replace such ineligible Instrument with another Eligible Instrument having a value of not less than that portion of the Loan together with interest, costs, and expenses, if any, attributable to the Eligible Instrument being replaced. No prepayment premium shall be payable with respect to the payment to be made by Borrower pursuant to the previous sentence as long as Borrower did not cause the Instrument to cease qualifying as an Eligible Instrument. Concurrently with the delivery of the replacement Eligible Instrument to Lender, Borrower shall deliver to Lender all pertinent items (except for a "Request for Advance and Certification") which Borrower is required to deliver to Lender in connection with an Advance pursuant to Article V hereof, together with a Borrower's Certificate in form and substance identical to Exhibit "D" hereto. Upon substitution of the replacement
                       -----------
Eligible Instrument for the ineligible Instrument, Lender will terminate its Security Interest in and reassign and endorse to Borrower, without recourse or warranty of any kind, the replaced ineligible Instrument, together with the Purchaser Lease pertaining thereto, provided that no Event of Default or Incipient Default has occurred and is continuing.

          4.3 Borrower shall deliver or cause to be delivered to Lender, and thereafter shall maintain in full force and effect according to the terms thereof, the Guarantee duly executed by the Guarantor.

                                   ARTICLE V
                                   ---------

                                   ADVANCES
                                   --------

          5.1 Lender shall have no obligation to make any Advance hereunder until all conditions precedent set forth in the following paragraphs and elsewhere in this Agreement have been satisfied, at Borrower's sole expense, as determined by Lender in its reasonable discretion, except as otherwise set forth herein.

          5.2 Borrower shall have delivered to Lender the following Documents, duly executed in form and substance satisfactory to Lender (and, when required, in recordable form):

               (i)    The Documents;

               (ii) A permit from the Netherlands Antilles Central Bank with respect to Borrower's incurring of and servicing the Acquisition Loan;

               (iii) All documents required to effectuate the purposes of paragraphs 8.12 and 8.21(ii) hereof;

               (iv) A Nondisturbance Agreement which shall be filed and recorded in such offices as Lender shall designate;

               (v) UCC Financing Statements for filing and recording, if appropriate, as necessary to perfect Lender's Security Interest in the Receivables Collateral, Real Estate Collateral, and all other security for the Performance of Borrower's Obligations which is subject to Article 9 of the Uniform Commercial Code. Such Financing Statements shall be recorded with, without limitation, the California Secretary of State and the Florida Secretary of State;

               (vi) A certificate of admeasurement for the Project together with evidence satisfactory to Lender (which evidence shall be a certification from a Netherlands Antilles civil notary) that Lender's Mortgage is a lien upon the Real Property and Project in a first priority position subject only to such matters as are acceptable to Lender;

               (vii) A favourable opinion from Borrower's and Guarantor's United States and Netherlands Antilles counsel as to such matters as Lender may reasonably require;

               (viii) A favourable opinion from Lender's Netherlands Antilles counsel as to such matters as Lender may reasonably require; and

               (ix) A budget and funding schedule with respect to the advances of that portion of the Acquisition Loan identified for working capital and operating shortfall purposes.

          5.3 Not less than ten (10) Business Days before the date on which the initial Advance is to be made, Borrower shall deliver or cause to be delivered to Lender the following additional items:

               (i) With respect to Borrower and Guarantor, certified copies of their articles, certificates and agreements of general or limited partnership or their articles of incorporation and by-laws (or their equivalent under Netherlands Antilles law) (and all amendments thereto), together with evidence that Borrower and Guarantor are duly organized, validly existing, and in good standing under the laws of the jurisdiction in which they are organized, and in each and every other jurisdiction where the nature of their respective businesses require them to be so qualified;

               (ii) With respect to Borrower and Guarantor, a copy of the resolutions certified to be true and complete by the corporate secretary or all of the general partners (as the case may be), authorizing the execution, delivery and performance of the Documents, and evidencing the authority of all Persons executing the Documents on behalf of Borrower and Guarantor and such other Persons, and if Borrower or Guarantor or such Persons are operating under a fictitious name, a copy of the recorded certificate of fictitious name;

               (iii) Evidence satisfactory to Lender that the Project complies with all applicable laws, bylaws, rules and regulations and public and private restrictions affecting the use of the Project and that the Project is zoned for its intended use, which zoning shall be final and not subject to challenge;

               (iv) Prior to sale of any Time-Share Interest within the United States, a copy of the registrations/consents to sell and the final subdivision public reports/public offering statements/prospectuses and/or approvals thereof required to be issued by or used in the Netherlands Antilles, United States and other jurisdictions where Time-Share Interests are or have been offered or sold, together with all other approvals from regulatory agencies having jurisdiction over the Project;

               (v) Any covenants running with the land comprising the Project, any covenants enforceable as equitable servitudes, the Project Documents and advertising materials which have been or are being used by Borrower in connection with the Project or the sale of Time-Share Interests therein;

               (vi) Copies of the insurance policies required pursuant to paragraph 8.9 hereof;

               (vii) Evidence that the Project is not located within a "special flood hazard" area as such term is defined in the National Flood Insurance Act of 1968, as amended and supplemented by the Flood Disaster Protection Act of 1973, and in regulations, interpretations and rulings thereunder;

               (viii) With respect to a Receivables Advance, the items described in Exhibit "E" hereto;
                  -----------

               (ix) A schedule of completion of deferred maintenance as respects the Project and schedule of the manner in which Borrower will fund the Project owner's association operating shortfalls;

               (x) UCC, tax lien, litigation and judgment searches under the names of the Borrower, Guarantor, AK - St. Maarten, LLC and Project.

               (xi) Copies of the forms of Instrument and Purchaser Lease together with a copy of the purchase contract, and other documents used in connection with the sale of the Time-Share Interests. The Purchaser Lease shall be in the name of the Borrower as Lessor, shall be cross-defaulted with the Instrument, shall permit the Lessor thereunder recover clear title to the Time-Share Interests to which it relates upon the occurrence of an Event of Default under the Purchaser Lease or the Instruments and shall otherwise be in form and substance satisfactory to Lender. The Instrument shall be in favor of the Borrower as payor, shall be cross-defaulted with the Purchaser Lease and shall otherwise be in form and substance satisfactory to Lender; and

               (xii) Evidence as to the environmental condition of the Project. In connection therewith, the Lender shall have the right to require the Borrower to retain the services of a firm acceptable to the Lender and knowledgeable in environmental matters to perform an environmental investigation of the Project and of the surrounding area.

                    (xiii) Evidence that equity has been invested in Borrower in an amount equal to U.S. $1,500,000, which equity shall not constitute the same monies that were paid by Borrower in connection with the purchase of the loan encumbering the Flamingo Beach Resort.

                    (xiv) Such other items as Lender requests which are reasonably necessary to evaluate whether the request for the Advance satisfied the requirements set forth herein;

               5.4 No material adverse change shall have occurred in the Project or Borrower's or any Guarantor's business or financial condition since the date of the latest financial and operating statements given to Lender by or on behalf of Borrower or any Guarantor. Lender shall be satisfied (in Lender's sole and absolute discretion) with the results of Lender's physical inspection of the Project.

               5.5 There shall have been no material adverse change in the warranties and representations made by Borrower or any Guarantor in the Documents.

               5.6 Neither an Event of Default nor an Incipient Default shall have occurred and be continuing.

               5.7 The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum contract rate permitted by the Applicable Usury Law.

               5.8  Borrower has paid the entire Loan Fee to Lender.

               5.9 Lender is satisfied, in its sole discretion, that Lender will incur no adverse foreign tax consequences as a result of the making of the Loan and the performance of its obligations under the Documents. Lender shall be further satisfied, in its sole discretion, that the principal and interest payments being made to Lender as respects the Loan and any other monies payable to Lender under the Documents will not be subject to withholding or subject the Lender to a withholding requirement.

               5.10 Evidence satisfactory to Lender that Borrower has closed the Acquisition, completed the foreclosure of the lien (against the Project) which is the subject matter of the Acquisition and that Borrower owns fee simple title to the Project (or as to that portion of the Project subject to the Master Lease, the lessee's interest in such lease) subject only to the Permitted Encumbrances.

               5.11 Lender shall have no obligation to make any Advance until the conditions specified in paragraphs 5.1 through 5.10 inclusive herein have been satisfied as determined by Lender. In the event the conditions specified in Sections 5.1 through 5.10 hereof have not been satisfied as determined by Lender in its reasonable discretion, on or before the Closing Date, Lender shall have no further obligation to make the Loan and the entire Loan Fee shall nevertheless be deemed earned by Lender in consideration for Lender's and holding itself ready and willing to make the Loan upon the terms and conditions set forth herein. Payment of the Loan Fee is in addition to Borrower's obligations under Paragraph 8.16.

          5.12 Advances shall be requested in writing on the Request for Advance and Certification, in the form of the attached Exhibit "E-1," executed
                                                       --------------
by Borrower (or, if Borrower is a corporation or partnership, by those officers or general partners, as the case may be, or agents of Borrower named in authorizing resolutions of Borrower from time to time delivered to Lender and which are in form and substance satisfactory to Lender).

          5.13 Advances may be disbursed by checks, drafts or wire transfer payable to Borrower; or, at the option of Lender after Borrower's written request, to third parties, either severally or jointly with Borrower, for the credit or benefit of Borrower. If Advances are made by wire transfer, Borrower shall pay to Lender, Lender's usual and customary fee for wiring such funds. Lender can withhold such fee from the Advance so made.

          5.14 Although Lender shall have no obligation to make an Advance unless and until all applicable conditions thereto set forth herein have been satisfied, Lender may, at its sole discretion, make Advances before that time without waiving or releasing any of the Obligations, but Borrower shall continue to be required to strictly Perform all such Obligations.

          5.15 On or before August 31, 1995, Borrower shall deliver to Lender a survey of Real Property, reasonably satisfactory to Lender, showing that all of the improvements constituted in the Project are located within the confines of the Real Property. On or before September 15, 1995, Borrower shall deliver to Lender evidence that Borrower has obtained a business license to operate within the Netherlands, Antilles.

          5.16 Prior to the making of a Receivables Advance, Borrower shall deliver to Lender evidence that Borrower has qualified to do business within the state of Florida together with an opinion, satisfactory in form and content to Lender, from Borrower's Netherlands, Antilles counsel as to the sufficiency of the consumer documents under Netherlands, Antilles law.

          5.17 On or before July 31, 1995 and as a condition precedent to Lender's obligation to make any Advance other than the initial Advance, Borrower shall deliver to Lender a permit from the Netherlands Antilles Central Bank with respect to Borrower's incurring of and servicing the Loan, in a form satisfactory to Lender, or evidence satisfactory to Lender that such permit is not required.

                                  ARTICLE VI
                                  ----------

                                   RESERVED
                                   --------

                                  ARTICLE VII
                                  -----------

                     NOTE: MAINTENANCE OF BORROWING BASE;
                     ------------------------------------
                      PAYMENTS: SERVICING AND COLLECTION
                      ----------------------------------

          7.1  In connection with the Receivables Loan:

               (i) In no event shall the aggregate principal amount of the Receivables Loan outstanding at any time exceed the Maximum Loan Amount and in the event for any reason the aggregate principal amount of the Receivables Loan does exceed the Maximum Loan Amount, then Borrower upon demand, shall immediately make a principal payment to Lender in an amount equal to such excess plus accrued and unpaid interest thereon.

               (ii) If for any reason the aggregate principal amount of the Receivables Loan outstanding as of the last Business Day of any month shall exceed the then Borrowing Base, Borrower, upon demand, shall immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid interest thereon.

               (iii) The Receivables Loan shall be evidenced by the Receivables Note and shall be repaid in immediately available funds according to the terms thereof and such provisions of this Agreement as are applicable.

          7.2  In connection with the Acquisition Loan:

               (i) In no event shall the total aggregate Advances of the Acquisition Loan at any time exceed U.S. $4,400,000 and in the event for any reason the total aggregate Advances of the Acquisition Loan exceed such limit, then Borrower upon demand, shall immediately make a principal payment to Lender in an amount equal to such excess plus accrued and unpaid interest thereon.

               (ii) The Acquisition Loan shall be evidenced by the Acquisition Note and shall be repaid in immediately available funds according to the terms thereof and such provisions of this Agreement as are applicable.

          7.3 Borrower is not entitled to prepay, in whole or in part, the Receivables Loan until the Opening Prepayment Date. Thereafter, if (i) Borrower has paid or concurrently therewith is paying the Acquisition Loan and the Incentive Fee in full and has paid or concurrently therewith is paying in full all other obligations, and (ii) Borrower has given Lender at least 30 days prior written notice of the prepayment of the Receivables Loan and has paid to Lender at the time of prepayment a prepayment premium equal to a percentage, as set forth below, of the then principal balance of the Receivables Loan, then Borrower shall have the option to prepay the Receivables Loan in full, but not in part, on any date an installment is due on the Receivables Note:

          Period                                            Premium
          ------                                            -------

          Through the Second Anniversary                    Closed to Prepayment
          Date of the last Receivables
          Advance

          After the Second Anniversary Date                 3%
          and through the Fourth Anniversary
          Date of the last Receivables Advance

          After the Fourth Anniversary Date                 2%
          and through the Sixth Anniversary
          Date of the last Receivables Advance

          After the Sixth Anniversary Date and              1%
          through the period ending 30 days
          prior to the Seventh Anniversary Date
          of the last Receivables Advance

          Within 30 days prior to the Seventh               0%
          Anniversary Date of the last Receivables
          Advance

          If there should occur an acceleration of maturity following an Event of Default and such occurrence results in prepayment of the Receivables Loan, a prepayment premium will be required in the amount specified above; or if occurring prior to the Opening Prepayment Date, Borrower shall pay to Lender with the prepayment a prepayment premium equal to 5% the then principal balance of the Receivables Loan being prepaid. A Purchaser shall be permitted to prepay the amount owed on its Instrument without penalty. The Acquisition Loan may be prepaid in part but not in whole prior to the payment in full of the Incentive Fee, without penalty. The Acquisition Loan may be prepaid in whole at any time after the payment in full of the Incentive Fee, without penalty. If there should occur a casualty to or condemnation of the Project and such occurrence results in a prepayment of the Receivables Loan, no prepayment premium shall be payable in connection with such prepayment.

          7.4 (a) Lockbox Agent, as agent for Lender, shall collect payments on the Eligible Instruments used in making Borrowing Base computations or otherwise constituting part of the Receivables Collateral and shall remit them to Lender on the last Business Day of each and every month according to the terms of the Lockbox Agreement; and Borrower shall immediately forward all such payments received by it to Lockbox Agent for Lender. However, the Obligation to make, or any requirement that Lender receives, payments called for in the Documents shall not be deemed satisfied until Lender actually receives such payments from Lockbox Agent. For the purpose of determining the adequacy of such payments, Borrower will cause Servicing Agent to furnish to Lender at Borrower's sole cost and expense, no later than the tenth day of each month commencing with the first full calendar month following the first Advance, a report meeting the following requirements: (i) shows as of the end of the prior month with respect to each Eligible Instrument which is used in making Borrowing Base computations or otherwise constitutes part of the Receivables Collateral
     (A) all payments received during the prior month on the Eligible Instrument, allocated as between principal, interest, late charges, taxes, and the like, (B) the opening and closing balances during the prior month on each such Eligible Instrument, (C) present value of the cash flow (if required by Lender) and (D) extensions, refinances, prepayments, and other similar adjustments; and (ii) itemizes the Eligible Instrument which are used in making Borrowing Base computations or otherwise constitute part of the Receivables Collateral to show delinquencies of 30, 60, 90 and in excess of 90 days. On the basis of such reports, Lender will compute the amount, if any, which was due and payable by Borrower on the last day of the preceding month and will notify Borrower as soon as possible of any amount due. If such reports are not timely received, Lender may estimate the amount which was due and payable; and, in such event, Borrower shall pay upon demand the amount estimated by Lender to be due and payable. If payment is made on the basis of Lender's estimate, and reports required by this paragraph are thereafter received by Lender, the estimated payment amount shall be adjusted by an additional payment or a refund to the correct amount, as the reports may indicate; such additional amount to be paid by Borrower upon demand and such refund to be made by Lender within five Business Days after receipt by Lender of a written request therefor by Borrower. In addition, at each calendar quarter, Borrower shall deliver to Lender a current list of the names addresses and phone numbers of the Purchasers related to Eligible Instruments.

               (b) Subject to the following sentence, FPSI shall act as the Servicing Agent during the Term. Lender, subject to any restriction contained in the Services and Fees Agreement, the Servicing Agreement or the Lockbox Agreement, may at any time and from time to time in its discretion substitute a successor or successors to any Servicing Agent or Lockbox Agent acting in such capacity under the Services and Fees Agreement, the Servicing Agreement and Lockbox Agreement, if the Servicing Agent or Lockbox Agent is not satisfactorily performing its respective obligations thereunder. In the event Lender substitutes a successor Servicing Agent or Lockbox Agent pursuant to the provisions of this paragraph, Borrower shall have the right to approve the identity of such successor Servicing Agent or Lockbox Agent; provided that there does not
                                                 -------- ----
     then exist an Event of Default or an Incipient Default and further provided
                                                                ------- --------
     that Borrower shall not unreasonably withhold or unduly delay its consent.
     ----

          7.5 Subject to the Lender's rights upon the occurrence of an Event of Default, all proceeds from the Receivables Collateral (except payments which are identified by Purchasers as tax or maintenance and other assessment payments and are required to be so treated by Borrower) during the Term hereof shall be applied first to the payment of all costs, fees and expenses required by the Documents to be paid by Borrower, second to accrued and unpaid interest due on the Receivables Note, third to the unpaid principal balance of the Receivables Note, and then to the other Obligations in such order and manner as Lender may determine. Unless and until all such Obligations have been Performed, Borrower shall have no right to any portion of the proceeds of the Receivables Collateral.

          7.6 Whether or not the proceeds from the Receivables Collateral shall be sufficient for that purpose, Borrower shall pay when due all payments required to be made pursuant to the Receivables Note, Acquisition Note and other Documents; and any and all amounts payable by Borrower under the Receivables Note, Acquisition Note and other Documents shall be paid without notice (except as otherwise expressly provided therein), demand, counterclaim, set-off, deduction, recoupment or defense, and without abatement, suspension, deferment, diminution or proration by reason of any circumstance or occurrence whatsoever, Borrower's Obligation to make such payments being absolute and unconditional.

          7.7 All payments to be made by Borrower under the Documents shall be free of expense to Lender with respect to the amount of any Impositions, all of which Impositions Borrower assumes and shall pay on demand in addition to the other payments provided for in the Documents to be made by it. Borrower's Obligation to pay Impositions shall likewise include the Obligation to pay any increase to Lender in federal, state, or local income tax as a result of inclusion in income of Lender of any amount required by this paragraph to be paid to or for Lender.

                                 ARTICLE VIII
                                 ------------

                    BORROWER'S ADDITIONAL REPRESENTATIONS.
                    --------------------------------------
                           WARRANTIES AND COVENANTS
                           ------------------------

          8.1 (a) Borrower is, and will continue to be during the Term hereof, a limited partnership with its capital divided into shares, duly organized, validly existing and in good standing under the laws of the Netherlands Antilles and is, and will continue to be during the Term hereof, qualified to do business and in good standing in each jurisdiction in which it is selling Time-Share Interests or where the location or nature of its properties or business makes such qualification necessary (except where failure to do so would not adversely affect Lender's ability to realize upon the Receivables Collateral, Real Estate Collateral or any other security for the Performance of the Obligations or materially adversely affect the business or financial condition of Borrower or the ability of Borrower to complete Performance of the Obligations). Borrower has, and will continue to have, powers adequate for making and Performing under the Documents, for undertaking and Performing the Obligations, and for carrying on its business and owning its property. Guarantor is a general partner of Borrower and is a corporation with limited liability, duly organized, validly existing and in good standing under the laws of the Netherlands Antilles and is, and will continue during the Term hereof, qualified to do business and in good standing in each jurisdiction where Borrower is selling Time-Share Interests or where the location or nature of the properties or business of Guarantor make such qualification necessary (except where failure to do so would not adversely affect Lender's ability to realize upon the Receivables Collateral, Real Estate Collateral or any other security for the Performance of the Obligations or materially adversely affect the business or financial condition of Borrower or the ability of Borrower to complete Performance of the Obligations).

               (b) Borrower has good right and power to grant the Security Interest in the Receivables Collateral, Real Estate Collateral and other security for the Performance of the Obligations and to execute and deliver this Agreement and the other Documents and to Perform the Obligations. All action necessary and required by Borrower's and Guarantor's organization documents and all applicable laws for the obtaining of the Loan and for the execution and delivery of this Agreement and all other Documents executed and delivered in connection with the Loan has been duly and effectively taken; and, to the best of Borrower's knowledge, this Agreement is and shall be, and all other Documents are and shall be, legal, valid, binding and enforceable against Borrower in accordance with their respective terms, other than as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or similar laws relating to or affecting the rights of creditors generally or general principles of equity (except to the extent that such laws, rights, remedies or principles are waivable by Borrower and have been waived in the Documents). To the best of Borrower's knowledge, the Documents do not violate the Applicable Usury
     Law or any other usury law applicable to Borrower. The execution, delivery and Performance of the provisions of this Agreement and all the other Documents will not violate, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets or Borrower pursuant to any provision of: any law, regulation, judgment, decree, order, franchise or permit applicable to Borrower or Guarantor, Borrower's or Guarantor's charter documents; or any contract or other agreement or instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor or Borrower's or Guarantor's properties or assets are bound. No consent of any government or agency thereof, or any other person, firm or entity not a party hereto, is or will be required as a condition to the execution, delivery, Performance or enforceability of the Documents.

          8.2 (a) There is no action, litigation or other proceeding pending (or, to Borrower's knowledge, threatened) before any arbitration tribunal, court, governmental agency or administrative body against Borrower or Guarantor which, if adversely determined, might adversely affect Lender's ability to realize upon the Receivables Collateral, Real Estate Collateral or any other security for the Performance of the Obligations, or materially adversely affect the Project, the business or financial condition of Borrower or Guarantor, of the ability of Borrower to complete Performance of the Obligations; or which questions the validity of the Documents.

               (b) If Borrower or a Guarantor becomes a party to any action, litigation or other proceeding which asserts a material claim against Borrower or a Guarantor, or Borrower becomes the subject of an investigation by a governmental agency or administrative body with respect to the Project, then Borrower shall within 10 days after it obtains knowledge thereof notify Lender of such action, litigation, proceeding or investigation and the particulars thereof. Thereafter, if requested by Lender, Borrower shall report to Lender with respect to the status of such matter and the particulars thereof.

          8.3  (a)  Except as set forth in Exhibit "F" hereto, Borrower has sold
                                           -----------
     or has offered for sale Time-Share Interests which generate Eligible Instruments only in the Netherlands Antilles and all sales have been made at the Project or in the private residences of potential Purchasers. Before it sells or offers for sale Time-Share Interests outside the NetherLands Antilles and those listed in Exhibit "F" hereto, Borrower shall promptly
                                  -----------
     notify Lender and provide Lender with evidence that Borrower has complied with all laws of such jurisdiction governing the proposed conduct of Borrower.

               (b) Except for violations which do not individually or in the aggregate affect Lender's ability to realize upon the Receivables Collateral, the Real Estate Collateral or any other security for the Performance of the Obligations or do not materially adversely affect the business or financial condition of Borrower or the ability of Borrower to complete Performance of the Obligations, Borrower has complied, and will comply, with all applicable laws and regulations of the United States and the Netherlands Antilles and every state, county and municipal jurisdiction in which Time-Share Interests have been sold or offered for sale.

               (c) Without limiting the generality of any other representation or warranty contained herein, Borrower will not violate any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of the Project, the violation of which could have a material adverse effect on Lender's ability to realize upon the Receivables Collateral, the Real Estate Collateral or any other security for the Performance of the Obligations or materially adversely affect the business or financial condition of the Borrower or the ability of Borrower to complete Performance of the Obligations.

          8.4 (a) Each Instrument at the time it is assigned to Lender in connection with the Loan and this Agreement shall be an Eligible Instrument. At the time such Instrument is assigned to Lender, Borrower shall have performed all of its obligations to Purchasers, and there shall be no executory obligations to Purchasers to be Performed by Borrower (other than the obligations of Lender under the Purchaser Lease in favor of such Purchaser). Borrower further warrants and guarantees the value and enforceability of the Receivables Collateral.

               (b) Borrower shall not, without the prior written consent of Lender, cancel or materially modify, or consent to or acquiesce in any material modification to, or solicit the prepayment of, any Eligible Instrument used in making Borrowing Base computations or which otherwise constitutes part of the Receivables Collateral; or waive the timely performance of the obligations of the Purchaser thereunder. Borrower shall not pay or advance directly of indirectly for the account of any Purchaser any sum owing by the Purchaser under any of the Eligible Instruments used in making Borrowing Base computations or which otherwise constitute part of the Receivables Collateral.

               (c) Borrower at all times shall fulfill, and cause its Affiliates, agents and independent contractors at all times to fulfill, all obligations to Purchasers under all Eligible Instruments which are used in making Borrowing Base computations or otherwise constitute part of the Receivables Collateral.

               (d) True and complete copies of the Project governing documents, the purchase contract, Purchaser Lease, the Instrument, advertising materials and other documents and exhibits thereto which have been and are being used by Borrower in connection with the Project and the sale or offering for sale of Time-Share Interests therein have been delivered to Lender. Such documents are the only ones which have been used in connection with the Project and the sale of Time-Share Interests therein. Borrower shall not, without the prior written consent of Lender, cancel or materially modify any such documents, which consent will not be unreasonably withheld. Borrower shall Perform all of its obligations under the Project governing documents.

               (e) All off-site roads and other off-site improvements contained within the Project (other than private easements) will have been dedicated to and accepted by the responsible governmental authority or utility prior to the initial Receivables Advance. Borrower shall maintain or cause to be maintained in good condition and repair all amenities, common areas and private easements which have been promised or represented as being available to Purchasers and all off-site roads and off-site improvements which have not been dedicated to or accepted by the responsible governmental authority or utility.

               (f)  RESERVED.
                    --------

               (g) Borrower owns the furnishings in the Project Units and all the common areas in the Project and other amenities which have been promised or represented as being available to Purchasers, free and clear of liens and security interests, except for the Permitted Encumbrances and the Mortgage; and no part of the Project is subject to partition by owners of Time-

     Share Interests. Borrower will maintain or cause to be maintained in good condition and repair all common areas in the Project and other amenities which have been promised or represented as being available to Purchasers. Borrower will maintain a reasonable reserve to assure compliance of the terms of the foregoing sentence.

               (h) The common areas and amenities and the streets and other off-site improvements contained within the Project are free and clear of all liens or other encumbrances of third parties, subject to the Permitted Encumbrances. Borrower agrees that such common areas, amenities, streets and other off-site improvements will not, during the Term hereof, be encumbered.

          8.5 LENDER DOES NOT ASSUME AND SHALL HAVE NO RESPONSIBILITY, OBLIGATION OR LIABILITY TO PURCHASERS, LENDER'S RELATIONSHIP BEING SOLELY THAT OF A CREDITOR WHO HAS TAKEN, AS SECURITY FOR INDEBTEDNESS OWNED TO IT, A COLLATERAL ASSIGNMENT FROM BORROWER OF INSTRUMENTS. EXCEPT AS REQUIRED BY LAW, OR TO THE EXTENT NECESSARY IN ORDER FOR BORROWER TO OBTAIN A PERMIT TO SELL TIME-SHARE INTERESTS IN A PARTICULAR JURISDICTION, BORROWER SHALL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO THE PROJECT, THE SALE OF TIME-SHARE INTERESTS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

          8.6 Borrower shall undertake the collection of amounts delinquent under each Eligible Instrument which is used in making Borrowing Base computations or otherwise constitutes part of the Receivables Collateral, shall bear the entire expense of such collection work, and shall diligently and timely do such work respecting collection, including forfeiture or foreclosure proceedings. Lender shall have no obligation to undertake any collection, eviction or foreclosure action against the obligor under any Eligible Instrument or to otherwise realize upon any Eligible Instrument.

          8.7 Borrower shall maintain in a secure place in its offices at the address specified below proper and accurate books, records, ledgers, correspondence and other papers relating to the Receivables Collateral, Real Estate Collateral and other security for the Performances of the Obligations. Lender may notify the appropriate Purchasers of the existence of Lender's interest as assignee in the Receivables Collateral and request from such Purchasers any information relating to the Receivables Collateral. Borrower shall cooperate with Lender in giving such notice and will do so under its letterhead if requested. Borrower's chief executive office is as set forth in Section 11.5 hereof. Borrower will not change its chief executive office without giving Lender thirty (30) days prior written notice of such contemplated change. Borrower has not operated under any names or fictitious names other than Royal Palm Beach Club during the previous six (6) years. Borrower will not change its name or operate under any fictitious names without first giving Lender thirty (30) days prior written notice.

          8.8  Borrower shall not, without the prior written consent of Lender:
(i) sell, convey, pledge, hypothecate, encumber or otherwise transfer any security for the Performance of the Obligations; or (ii) permit or suffer to exist any liens, security interests or other encumbrances on any security for the Performance of the Obligations, except with respect to either (i) or (ii) for the Permitted Encumbrances and liens and security interests expressly granted to Lender.

          8.9 Borrower shall obtain before funding, shall maintain during the Term of the Loan, and shall deliver to Lender evidence of such insurance, written by such insurers, and in such forms and such amounts, as Lender may reasonably require.

          8.10 (a) This Agreement and the other Documents, certificates, financial statements, tax returns (including without limitation, the tax returns of Borrower and Guarantors) and written materials furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated herein do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrower which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect the Receivables Collateral or the Real Estate Collateral or any other security for the Performance of the Obligations or the business or financial condition of Borrower or the Project which has not been set forth in this Agreement or the other Documents, certificates, financial statements or written materials furnished to Lender in connection with the transactions contemplated herein.

               (b) The fact that Lender's representatives may have made certain examinations and inspections or received certain information pertaining to the Receivables Collateral or the Project and the proposed operation thereof does not in any way affect or reduce the full scope and protection of the warranties, representations and Obligations contained herein, which have induced Lender to enter into this Agreement.

          8.11 (a) Borrower shall maintain a standard, modern system of accounting and shall keep and maintain all books and records in accordance with generally accepted accounting principles, applied on a consistent basis.

               (b) On or before the tenth day of each month, Borrower shall furnish or cause to be furnished to Lender (i) the reports of the Servicing Agent and Borrower required pursuant to paragraph 7.4 hereof and (ii) a sales report for the prior month showing the number of sales of Time-Share Interests and the aggregate dollar amount thereof, including down payments.

               (c) Borrower shall furnish or cause to be furnished to Lender, as soon as the same are available, and in any event within 120 days after the end of each fiscal year and within 30 days after the end of each interim quarterly fiscal period of the subject, a copy of the current financial statements of Borrower, and within 120 days after the end of each fiscal year of the subject, current financial statements of the Guarantor and Project's owners association (the "Association"). Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and cash flows for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year, if available), all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and with prior periods. All annual financial statements of Borrower required pursuant hereto shall be audited by a certified public accountant acceptable to Lender, and shall be certified to by said certified public accountant. The annual financial statements of the Association required pursuant hereto for first fiscal year ending after the Closing Date shall show the results of the operations of the Association from July 6, 1995 through the end of such fiscal year and shall be audited by certified public accountants acceptable to Lender, and shall be certified to by said certified public accountant. All subsequently delivered annual financial statements of the Association shall be reviewed by certified public accountants; provided, however, that upon the giving of written notice by
                  --------  -------
     Lender to each of the Borrower and the Association, the annual financial statements of the Association thereafter supplied to Lender (commencing with the fiscal year ending at least 30 days beyond the giving of such notice) shall be audited by a certified public accountant and shall be certified to by said certified public accountant. All annual financial statements of Guarantor shall be reviewed by a certified public accountant; provided, however, that upon the giving of written notice by Lender to each
     --------  -------
     of Borrower and Guarantor, the annual financial statements of Guarantor thereafter supplied to Lender (commencing with the fiscal year ending at least 30 days beyond the giving of such notice) shall be audited by a certified public accountant and shall be certified to by said certified public accountant. In addition to the foregoing, all financial statements required pursuant hereto shall be certified correct by the individual who is the subject of such statements, or the chief financial officer or general partner, as the case may be, of the subject of such statements. The financial statements of Borrower shall also contain in reasonable detail a statement of income and expenses covering the operation of the Project. Together with such financial statements, Borrower shall deliver to Lender a certificate signed by the chief financial officer or managing general partner, as the case may be, of Borrower stating that to the best of his knowledge, after inquiry, there exists no Event of Default and no condition, event or act which, with notice or lapse of time or both, would become an Event of Default or, if any such Event of Default or any such condition, event or act exists, specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto. Together with such financial statements, Borrower shall also deliver to Lender a certificate of its chief executive officer certifying that Borrower is in compliance with all Applicable Environmental Laws or in the event of noncompliance, specifying the nature and period of the existence of such noncompliance.

               (d) Upon written request of Lender, Borrower shall deliver to Lender from time to time, as available, and promptly upon amendment or effective date, current price lists, sales literature, registrations/consents to sell, final public reports/public offering statements/prospectuses, and other items requested by Lender which relate to the Project.

               (e) So long as the same shall be pertinent to the Loan, the Project, the documents or any transactions contemplated therein, Borrower shall at its expense (i) permit Lender and its representatives at all reasonable times to inspect, audit and copy, as appropriate, the Project, Borrower's facilities, activities, books of account, logs and records; (ii) cause its employees, agents and accountants to give their full cooperation and assistance in connection with any such visits of inspection or financial conferences; and (iii) make available such further information concerning its business and affairs as Lender may from time to time reasonably request.

               (f) Borrower shall annually submit to Lender within 45 days after each is available proposed annual maintenance and operating budgets for the Project, certified to be adequate by Borrower and a statement of the annual assessment to be levied upon the Purchasers.

               (g) Borrower shall cause to be delivered to Lender as soon as available, and in any event no later than forty-five (45) days following its filing with the Internal Revenue Service, the signed income tax returns for each Guarantor for the fiscal year then ended, as filed with the Internal Revenue Service, together with all schedules thereto; provided, that in the event a Guarantor obtains an extension of the date for filing such tax returns, Borrower shall cause to be delivered to Lender a signed copy of such extension within fifteen (15) days following the filing deadline for such return in the absence of such extension.

                (h) Within sixty (60) days following the Closing Date, Borrower shall deliver to Lender internally prepared financial statements of the Association, current to within sixty (60) days prior to the delivery, which statements shall be in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, include a balance sheet, statement of income and statement of cash flows and be certified correct by the Borrower. Within sixty (60) days following the Closing Date, Borrower shall also deliver to Lender a current operating budget for the Association which budget shall be certified current by Borrower.

          8.12 Borrower shall cause any and all indebtedness owed by Borrower or secured by the Project to be subordinated to the Obligations pursuant to subordination agreements satisfactory to Lender in form and substance.

          8.13 Borrower shall not, without Lender's prior written consent: (i) (other than the sale of Time-Share Interests in the ordinary course of Borrower's business or the rental of condominium units in the Project in the ordinary course of Borrower's business) sell, lease, transfer or dispose of its all or substantially all of its assets to another entity; or (ii) dissolve or liquidate, or merge or consolidate with or into any other entity, transfer to any person or entity, the right to control, Borrower or Guarantor, turn over the management or operation of Borrower or Guarantor to any other person or entity, or permit any of the foregoing to occur with respect to Borrower or Guarantor. Borrower shall have the right to retain a third-party management company to manage the operation of the Project, provided that Lender has first approved the identity of such management company. Lender hereby approves the management of the Project by RMI - Royal Palm C.V.o.a, an Affiliate of Borrower.

          8.14 Borrower and Guarantor are not in default of any payment on account of indebtedness for borrowed money or of any repurchase obligations in connection with a receivables purchase financing, or in violation of or in default under any material term in any agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a part or by which it is bound.

          8.15 Borrower and Guarantor have filed all tax returns and paid all taxes, assessments, levies and penalties, if any, in respect thereof required to be filed by it or paid by it to any governmental or quasi-governmental authority. All real estate taxes and assessments have been paid which are due and owing in connection with the common areas and the Project and other amenities which have been promised or represented as being available to Purchaser for use by them. Borrower shall use its best efforts to provide to Lender not more than 30 days after such taxes and assessments would become delinquent if not paid evidence that all taxes and assessments on the Project and common areas have been paid in full.

          8.16 Borrower shall pay to Lender on demand all reasonable out-of-pocket costs and expenses incurred or to be incurred by Lender or its counsel in connection with the initiation, documentation and closing of the Loan, the making of Advances hereunder, the administration of the Loan, the protection of the security for the Performance of the Obligations, or the enforcement of the Obligations against Borrower or any Guarantor (including, without limitation, travel costs, all charges for consumer credit reports and UCC, tax lien, judgment and litigation searches, all revenue and documentary stamp and intangible taxes, and all fees and expenses of the Servicing Agent and Lockbox Agent to perform the services contemplated hereunder and under the terms of the Services and Fees Agreement, the Servicing Agreement and Lockbox Agreement, respectively). Borrower shall pay to Lender a loan fee (the "Loan Fee") in the amount of One Hundred Forty-Four Thousand and NO/100 United States Dollars (U.S. $144,000.00), which fee was earned by Lender, in consideration of Lender holding itself ready, willing and able to make the Loan upon the terms and conditions set forth herein. Lender acknowledges the receipt of a deposit in the amount of U.S. $20,000 which shall be credited against the Loan Fee at the closing. An additional U.S. $74,000 of the Loan Fee shall be due and payable concurrently with the making of the first Advance and may be withheld from the Advance so made. The balance of the Loan Fee shall be due and payable on the earlier of (i) August 31, 1995 or (ii) concurrently with the making of the first Receivables Advance and may be withheld from the Advance so made. In the event the Loan does not close on or before the Closing Date, as such date may be extended by Lender, other than due solely to the default of Lender; (i) the entire Loan Fee shall nevertheless be deemed fully earned by Lender in consideration for Lender's holding itself ready and willing to make the Loan upon the terms and conditions set forth herein and shall be due and payable upon demand and (ii) Lender shall have no further obligation to make the Loan. Lender acknowledges the receipt of a U.S. $3,000 application fee which has been earned by Lender and shall not be applied against the Loan Fee. lender shall act as custodian for purposes of holding Eligible Instruments and Borrower shall pay to Lender on demand, a custodial fee of Ten United States Dollars (U.S. $10.00) for each Eligible Instrument so held by Lender, exclusive of Eligible Instruments that are substituted for ineligible Instruments (provided that such custodial fee was paid in connection with such ineligible Instrument) and exclusive of Instruments that have been cancelled by the Purchaser or the Borrower. Notwithstanding the foregoing, Borrower shall have the right to select an independent custodian to hold Eligible Instruments on Lender's behalf and as Lender's agent, so long as (i) Borrower pays all costs charged by such independent custodian, and (ii) such independent custodian is approved in advance, in writing by Lender.

          8.17 Borrower shall INDEMNIFY, DEFEND AND HOLD HARMLESS, Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, from any and all losses, costs, expenses (including, without limitation, court costs and attorneys' fees), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with (i) the Project, the security for the Performance of the Obligations, Lender's status by virtue of the Assignments, creation of Security Interests, the terms of the Documents or the transactions related hereto, or any act or omission of Borrower, the Servicing Agent or the Lockbox Agent, or the employees or agents of any of them, whether actual or alleged,
(ii) any and all brokers' commissions or finders' fees or other costs of similar type, or claims by any broker, agent or other party in connection with this transaction (other than fees claimed owed by a broker, finder, or other party with whom Lender has a specific agreement) and (iii) any liability which Lender may have to withhold U.S. or foreign income or other taxes of Borrower from payments received by the Lender as respects the Loan. On written request by anyone covered by the above agreement of indemnity, Borrower shall undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which the indemnitee shall be a party, provided that such action or proceeding shall result from, or grow or arise out of any of the events set forth in this paragraph.

          8.18 Borrower shall not directly or indirectly invest all or any part of the proceeds of the Loan in any investment security subject to the margin requirements of Regulation G of the Board of Governors of the United States Federal Reserve System.

          8.19 Borrower shall execute or cause to be executed all Documents and do or cause to be done all acts necessary for Lender to perfect and to continue the perfection of the Security Interest of Lender in the Receivables Collateral, Real Estate Collateral, or the other security for the Performance of the Obligations or otherwise to effect the intent and purposes of the Documents. Borrower shall prosecute or defend any action involving the priority, validity or enforceability of the Security Interest granted to lender; provided that, at Lender's option, Lender may do so at Borrower's expense.

          8.20 Borrower is fully familiar with all of the terms and conditions of the Documents and is not in default thereunder. No act or event has occurred which after notice and/or lapse of time would constitute such a default or an Event of Default.

          8.21 During the Term, Borrower shall not pay or make any Distributions to its officers, partners, or Guarantor or to any relatives or Affiliates of Borrower, of Guarantor or of any other of the foregoing. The foregoing notwithstanding, on the condition that:

                (i) There does not then exist an Event of Default or an Incipient Default; and

                (ii) Prior to the incurring of any obligation to make a Distribution, Borrower has caused the proposed recipient of such Distribution (the " Affiliated Party") to have entered into a Subordination Agreement in form and substance satisfactory to Lender pursuant to which the Affiliated Party agrees (A) that it shall not exercise any rights against Borrower or against any of the collateral securing the Obligations unless and until the date that all of the Obligations have been fully paid, performed and discharged; (B) that any entitlement to a Distribution is and shall be fully subordinated as to right and time of payment to the payment in full of the Acquisition Loan and the Receivables Loan and (C) that upon and during the continuance of an Event of Default or an Incipient Default, no Distributions shall be permitted, made, demanded or accepted;

the following Distributions shall be permitted:

                (x) Such Distribution is made to the partners of Borrower no more frequently than quarterly in an amount sufficient for the payment of federal and state income taxes payable by such partner with respect to a tax year of Borrower (a "Tax Year") resulting from the inclusion in such partners' taxable income of the partner's share of taxable income of Borrower for that Tax Year, subject to reasonable assumptions as to the marginal tax bracket to which the partners of Borrower generally are subject (the "Tax Amount"). Notwithstanding the foregoing, if for any prior Tax Year of the Borrower, the Borrower had a loss for tax purposes which, under tax laws then in effect, would offset taxable income (which loss has not been previously used to offset taxable income in accordance with this sentence), then for purposes of determining the Tax Amount for the current Tax Year, the taxable income of the Borrower for the current Tax Year shall be reduced by the amount of such loss. On or about the fifth (5th) day prior to each date on which estimated federal income tax payments are required to be paid by the partners of Borrower, Borrower may make a distribution to the partners which, together with prior distributions for the Tax Year on account of the Tax Amount, shall not exceed the applicable percentage (which shall be 25%, 50%, 75%, and 100% for the first, second, third and fourth calendar quarters, respectively) of a reasonable estimate of the Tax Amount. If, at the end of the Tax Year, the aggregate estimated quarterly distributions exceed the actual Tax Amount for such Tax Year, future quarterly tax distributions shall cease with respect to the affected partners until such excess amount has been fully recaptured or until the excess amount has been repaid by the affected partners to the Borrower. Borrower shall be permitted to make a Distribution under the provisions of this clause (x) notwithstanding the fact that the Acquisition Loan is not then paid in full.

               (x) Such Distribution is made in an amount equal to or less than 100% of Borrower's Cash Flow or 100% of Borrower's Net Income, whichever is less, reduced by the Distribution made under clause (x) above and clause (xii) below, with respect to the period in which such Distribution is to be made; provided however, that no Distribution shall be
                                 -------- -------
     permitted under this clause (xi) until such time as the Acquisition Loan has been paid in full.

               (xii) Such Distribution is made in an amount equal to or less than 100% of Borrower's Cash Flow or 100% of Borrower's Net Income, whichever is less, reduced by the Distribution made under clause (x) and clause (xi) above, with respect to the period in which such Distribution is made, the proceeds of which shall be used solely to satisfy principal and interest (at a rate not exceeding 15% per annum) accruing on bonafide indebtedness of the Borrower to an Affiliate arising by virtue of a loan made by such Affiliate to Borrower. Distributions permitted under this clause (xii) may be made prior to such time as the Acquisition Loan has been paid in full.

          8.22 Borrower hereby covenants and agrees as follows during the Term hereof:

               (a) As of the end of each fiscal quarter of Borrower, Borrower shall maintain a net worth, calculated in accordance with GAAP of at least U.S. $1,000,000. The foregoing covenant shall be tested quarterly beginning with the quarter year ending December 31, 1995.

               (b) Marketing Expenses associated with the marketing and sale of Time-Share Interests shall not exceed 50% of Net Sales, determined quarterly. Net Sales shall mean gross sales of Time-Share Interests during such quarterly period reduced only by cancellations thereof, increased by closing cost revenues. Marketing Expenses shall mean the aggregate of all expenses incurred in the sale and marketing of Time-Share Interest, including without limitation, all costs and expenses for advertising, mailing, consumer premiums, referral and lead generation. The foregoing covenant shall be tested quarterly, commencing December 31, 1995. Each of the tests conducted as of the end of

     December 31, 1995, March 31, 1996 and June 30, 1996 shall cover the period from the Closing Date through the end of the relevant quarter. Commencing with the test for September 30, 1996, and thereafter throughout the Term hereof, the foregoing covenant shall be tested quarterly, on a rolling twelve (12) month basis.

               (c) Borrower's general and administrative expenses shall not exceed 10% of Net Sales. The foregoing covenant shall be tested quarterly, commencing December 31, 1995. Each of the tests conducted as of the end of December 31, 1995, March 31, 1996 and June 30, 1996 shall cover the period from the Closing Date through the end of the relevant quarter. Commencing with the test for September 30, 1996, and thereafter throughout the Term hereof, the foregoing covenant shall be tested quarterly, on a rolling twelve (12) month basis.

               (d) Borrower shall not permit the aggregate unpaid principal balance of Delinquencies, as of the end of any three (3) consecutive calendar months during the Term, to exceed three percent (3%) of the aggregate then unpaid principal balance of all Eligible Instruments against which a Receivables Advance has been made.

               (e) Upon request by Lender, Borrower shall provide from time to time such information as Lender may reasonably require to determining compliance with the foregoing requirements.

          8.23 Although responsibility for the payment of Impositions lies with Borrower, as provided in Section 7.7, Borrower shall, throughout the Term, take all steps necessary in order to avoid the imposition of a withholding tax obligation under the United States Internal Revenue Code on the proceeds of Receivables Collateral. Such steps shall include, without limitation, (i) the qualification of the Borrower to conduct business within a state of the United States and the maintenance of such qualification in good standing; (ii) the maintenance by Borrower of bonafide office within such state, from which Borrower shall conduct bonafide business activities with respect to Borrower's operation, including, without limitation, the performance of marketing, solicitation and other sales related activities associated with the sale of Time-Share Units and the maintenance of certain coordinating, oversight and decision making activities with respect to marketing, arranging for the financing on the sale of Time-Share Units and supervision of the collection activities with respect to the Instruments, and (iii) the providing to any withholding agent, to Servicing Agent and to Lender, prior to the making of the first Receivables Advance and prior to the commencement of each of Borrower's tax years thereafter, a duly executed and completed copy of the United States Internal Revenue Code Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a U.S.

Trade or Business in the United States, which shall be certified correct by the Borrower. Lender shall have no responsibility for the accuracy of the information set forth in the Form 4224. Concurrently with the delivery of the form 4224 to the Servicing Agent and to Lender, Borrower shall deliver to the Servicing Agent and to Lender a certification that Borrower is in compliance with the provisions of clauses (i) and (ii) above.

               8.24 If there occurs a material adverse change in the Project or in the financial condition of Borrower or any Guarantor or in the Receivables Collateral, the Real Estate Collateral or any other security for the Performance of the Obligations, which change is not enumerated in paragraph 8.22 or 9.1, Borrower will promptly provide Lender with assurance that neither the prospect of performance of the Obligations nor Lender's security therefore is imperiled. If Borrower fails to provide Lender with assurance satisfactory to Lender in its reasonable discretion, such failure will be considered an Event of Default.

               8.25 As additional consideration to Lender, Borrower shall pay to Lender an incentive fee (the "Incentive Fee") equal to One Hundred Eleven Thousand United States Dollars (U.S. $111,000.00) with respect to the Time-Share Interest sold by Borrower in the Project. Such incentive fee shall be paid in installments of One Thousand Nine Hundred Seventy-Six United States Dollars (U.S. $1,976.00) per Time-Share Interest sold, (all as more fully provided in the Supplemental Agreement), commencing with all sales occurring after the date upon which the Acquisition Loan paid in full, and continuing until the entire Incentive Fee is paid in full. Notwithstanding anything contained herein to the contrary, the Incentive Fee is due and payable in full by Borrower on January 14
                                                                              --
1998.

               8.26 The Borrower is in compliance in all material respect with all applicable federal, state or local environmental, health and safety statutes and regulations. The Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substances into the environment. None of the operations of Borrower are the subject of federal or state litigation or proceedings involving, or any investigation evaluating whether any remedial action involving a material expenditure is needed to respond to, any improper treatment, storage, recycling, disposal or release into the environment of any hazardous or toxic substance, waste or constituent, or other substance. The Borrower does not have any material contingent liability in connection with any improper treatment, storage, recycling, disposal or release into the environment of any hazardous or toxic substance, waste or constituent. None of the operations of Borrower are subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulations. The Borrower does not transport any hazardous wastes, substances or constituents.

          8.27 Provided that Borrower has not then borrowed the Maximum Loan Amount, Borrower shall not, during the Borrowing Term (Receivables Loan), pledge, assign, or hypothecate any Eligible Instruments other than to Lender, without Lender's prior written consent and without the execution by Lender and any and all other lenders providing financing secured by Instruments of an intercreditor agreement in form and substance satisfactory to Lender. After the expiration of the Borrowing Term (Receivables Loan), Lender shall have the right of first negotiation with Borrower in the event Borrower wishes to accept or seek an offer from a third party to loan moneys to Borrower in exchange for a pledge, assignment or hypothecation of any Instruments. In the event Borrower desires to seek or obtain such an offer, Borrower shall first give Lender written notice to that effect and give Lender the opportunity, within 10 Business Days thereafter, to issue a financing proposal to Borrower, before Borrower enters into a binding agreement with such third party with respect to such financing. Borrower shall have no obligation to accept any proposal made by Lender with respect to such financing; provided that if Borrower obtains any such financing from a lender other than Lender, any and all such lenders providing financing secured by Instruments shall have entered into an intercreditor agreement with Lender in form and substance satisfactory to Lender.

          8.28 All representations and warranties contained in this Agreement are continuing and shall be deemed to be made and reaffirmed prior to the making of each Advance under this Agreement.

          8.29 The representations, warranties and covenants contained in this Agreement shall be applicable to and binding upon Borrower during the Term hereof, notwithstanding the fact that no Advances have yet been made hereunder.

                                  ARTICLE IX
                                  ----------

                                    DEFAULT
                                    -------

          9.1 The occurrence of any of the following events or conditions shall constitute an Event of Default by Borrower under the Documents:

                (a) Lender fails to receive from Borrower when due and payable any amount which Borrower is obligated to pay on the Receivables Note or Acquisition Note or any other payment due under the Documents; and such failure shall continue for seven (7) days, except for the payment of the final installment due under each of the Receivables Note and Acquisition Note for which no grace period is allowed;

               (b) any material representation or warranty of Borrower contained in the documents or in any certificate furnished under the Documents proves to be, in any material respect, false or misleading as of the date deemed made;

               (c) there is a default in the Performance of the Obligations set forth in paragraphs 8.8, 8.9 or 8.13 hereof or Borrower knowingly violates or suffers or permits the violation of any of the warranties or conditions of the policies of insurance required under paragraph 8.9;

               (d) there is a default in the Performance of the Obligations or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 9.1) and such default or violation continues unremedied (i) for a period of five days after the giving of notice thereof to Borrower in the case of a default or violation which can be cured by the payment of money alone or
     (ii) in the case of any other default or violation, for a period of (A) thirty (30) days after the giving of notice to Borrower, or (B) (in the event such default is not capable of being cured within such thirty (30) day period) for a period not exceeding sixty (60) days after the giving of such notice provided Borrower is diligently and in good faith pursing such cure;

               (e) an "Event of Default," as defined elsewhere herein or in any of the other Documents, occurs, or an act or event occurs under any of the Documents which is not cured within applicable notice or grace periods, whether or not denominated as an Event of Default, which expressly entitles Lender to accelerate any of the Obligations or exercise its other remedies upon the occurrence of an Event of Default hereunder;

               (f) any material default by Borrower under any other agreement evidencing, guaranteeing, or securing borrowed money or a receivable purchase financing has occurred and there has been an acceleration of such indebtedness or repurchase obligations, which accelerated repayment or repurchase obligations are in excess of U.S. $100,000 in the aggregate;

               (g) any final, non-appealable judgement or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within 30 days thereafter and when aggregated with all other judgement(s) or decree(s) that have remained unpaid and undischarged or not stayed for such period is in excess of U.S. $100,000;

               (h) any party holding a lien or security interest in the Receivables Collateral, Real Estate Collateral, or any other security for the Performance of the Obligations or a lien on any common areas of other amenities in the Project commences foreclosure or similar sale thereof;

               (i) (i) Borrower or any Guarantor becomes insolvent or unable to pay its debts when due; generally fails to pay its debts when due; petitions for official moratorium, files a petition in any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect relating to such entity; applies for or consents to the appointment of a receiver, trustee or other custodian for the bankruptcy, reorganization, winding-up or liquidation of such entity; make an assignment for the benefit of creditors; or admits in writing that it is unable to pay its debts; (ii) any court order or judgement is entered confirming the bankruptcy or insolvency of Borrower or any Guarantor or approving any reorganization, winding-up or liquidation of such entity or a substantial portion of its assets; (iii) there is instituted against Borrower or any Guarantor any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect and the same is not dismissed within 90 days after the institution thereof; or (iv) a receiver, trustee or other custodian is appointed for any part of the Receivable Collateral, the Real Estate Collateral or any Project or all or a substantial portion of the assets of Borrower or any Guarantor;

               (j) Performance by Borrower or any Guarantor of any material obligation under any Document or Guarantee, as the case may be, is rendered unenforceable in any material respect, or any Guarantor repudiates, rescinds, limits or annuls its Guarantee;

               (k) There occurs an Event of Default under the Master Lease or the Master Lease is terminated prior to the payment and performance in full of all of the Obligations;

               (l) Any party holding a mortgagee's or beneficiary's interest under a mortgage or deed of trust or any other lien or security interest on any portion of the Real Estate Collateral commences a foreclosure or sale thereof;

               (m)  Borrower vacates or abandons the Real Estate Collateral;

               (n) The whole or a material part (as determined in Lender's sole but reasonable discretion) of the Real Property or Project is seized or expropriated; or

               (o)  The survey to be delivered to Lender pursuant to Section
     5.15 hereof indicates that less than all of the improvements constituted in the Project are located within the confines of the Real Property.

          9.2 At any time after an Event of Default has occurred and while it is continuing, Lender shall have the right to do any one or more of the following:

               (a)  cease to make further Advances;

               (b) declare each (or either, at Lender's option) of the Receivables Note and Acquisition Note, together with prepayment premiums and all other sums owing by Borrower to Lender in connection with the Documents, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower;

               (c) with respect to the Receivables Collateral, (i) institute collection actions against all Persons obligated thereon and in default thereunder; (ii) enter into modification agreements and make extension agreements with respect to payments and other performances; (iii) release Persons liable for the payment and performance thereof or the securities for such payment and performance; and (iv) settle and compromise disputes with respect to payments and performances claimed due thereon, all without notice to Borrower, without being called to account therefor by Borrower and without relieving Borrower from Performance of the Obligations;

               (d) in the event Lender has previously agreed that Borrower may act as Servicing Agent, remove Borrower as Servicing Agent and substitute as Servicing Agent such other Person as Lender shall designate; and

               (e) proceed to protect and enforce its rights and remedies under this Agreement, the Documents or any other documents and to foreclose or otherwise realize upon its security for the Performance of the Obligations, or to exercise any other rights and remedies available to it at law, in equity or by statute.

          The rights and powers granted pursuant to this paragraph are not intended to limit the rights and powers granted elsewhere herein.

          9.3 Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Receivables Collateral may be applied to payment of the Obligations in the manner provided in paragraph 9.5 hereof.

          9.4 (a) Pursuant to its rights under paragraph 9.2 hereof, following an Event of Default, and subject to the terms and conditions hereof, Lender may sell, assign and deliver the Receivables Collateral, or any part thereof, at public or private sale, conducted in a commercially reasonable manner by an officer, or agent of, or auctioneer or attorney for, Lender at Lender's place of business or elsewhere, for cash, upon credit or future delivery, and at such price or prices as Lender shall reasonably determine, and Lender may be the purchaser of any or all of the Receivables Collateral so sold. Lender may, in its reasonable discretion, at any such sale, restrict the prospective bidders or purchasers as to number, nature of business and investment intention, and, without limitation, may require that the persons making such purchases represent and agree to the satisfaction of Lender that they are purchasing the Receivables Collateral for their account, for investment, and not with a view to the distribution or resale of any thereof. Lender shall have no obligation to delay sale of any Receivables Collateral for the period of time necessary to permit such Receivables Collateral to be registered for public sale under the Securities Act of 1933, as amended, and any applicable state securities laws. Private sales made without registration shall not be deemed to have been made in a commercially unreasonable manner by virtue of any terms less favorable to the seller resulting from the private nature of such sales.

               (b) Without prejudice to the right of Lender to make such sale within such shorter period as may be reasonable under the circumstances, foreclosure sale of all or any part of the Receivables Collateral shall be deemed held pursuant to reasonable notice if held:

                    (i) 45 days after notice is given, based upon default consisting of insolvency, bankruptcy or other default of a nature which cannot be corrected by Borrower, or default for which no grace period is specified herein; or

                    (ii) 60 days after notice of any other act, circumstance or event which, if uncorrected, after expiration of any applicable grace period, shall constitute a default hereunder.

Where any notice to Borrower and grace period thereafter is required under this Agreement, such grace period shall be deducted from the 60 day notice of foreclosure sale specified in item (ii) above, so that the maximum period between notice to Borrower of any act, circumstance or event which, if uncorrected after elapse of any applicable grace period, would constitute an Event of Default and the foreclosure sale of the Receivables Collateral based upon such Event of Default shall in no event be required to exceed 60 days.

               (c) At any sale following an Event of Default, the Receivables Collateral may be sold as an entirety or in partial interests. Lender shall not be obligated to make any sale pursuant to any notice previously given. In case of any sale of all or any part of the Receivables Collateral on credit or for future delivery, the Receivables Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the collateral so sold; and in case of any such failure, such Receivables Collateral may again be sold under and pursuant to and in compliance with the provisions hereof.

               (d) In connection with sales made following an Event of Default, Lender may, in the name and stead of Borrower or in its own name, make and execute all conveyances, assignments and transfers of the Receivables Collateral sold pursuant to this Agreement; and Lender is hereby appointed Borrower's attorney-in-fact for this purpose. Nevertheless, Borrower will, if so requested by Lender, ratify and confirm any sale or sales by executing and delivering to Lender, or to such purchaser or purchasers, all such instruments as may, in the judgment of Lender, be advisable for that purpose.

               (e) The receipt by Lender of the purchase money paid at any sale made following an Event of Default shall be a sufficient discharge therefor to any purchaser of the Receivables Collateral or any portion thereof, and no such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

               (f) Each purchaser at any sale following an Event of Default shall hold the Receivables Collateral so sold absolutely free from every claim or right of Borrower, including, without limitation, any equity or right of redemption of Borrower, which Borrower hereby specifically waives to the extent Borrower may lawfully do so. Lender, its employees and agents shall after such sale be fully discharged from any liability or responsibility in any matter relating to the Receivables Collateral and such other security that is sold and resulting from any action or inaction on the part of such purchaser or any successor-in-interest of such purchaser.

          9.5 The proceeds of any sale of all or any part of the Receivables Collateral shall be applied in the following order or priorities: first, to the payment of all reasonable costs and expenses of such sale, including, without limitation, reasonable compensation to Lender and its agents, attorneys' fees, and all other reasonable expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Documents; second, to the payment of the Obligations, in such order and manner as Lender shall in its discretion determine, with no amounts applied to payment of principal until all interest has been paid; and third, to the payment to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          9.6 Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Borrower if Borrower fails to do so within 7 days following the giving of written notice of such failure; and for such purposes Lender may use the proceeds of the Receivables Collateral and is hereby appointed Borrower's attorney-in-fact. All amounts expended by Lender in so doing or in exercising its remedies hereunder following an Event of Default shall become part of the Obligations secured hereby, shall be immediately due and payable by Borrower to Lender upon demand therefor, and shall bear interest at the Overdue Rate from the dates of such expenditures until paid. Exercise by Lender of its option under this paragraph will not cure any default of Borrower.

          9.7 No remedy herein or in any other Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under any other Document or now or hereafter existing at law or in equity. Notwithstanding anything herein to the contrary, in any non-judicial, public or private sale or sales under the Uniform Commercial Code or in any judicial foreclosure and sale of the Receivables Collateral, the Receivables Collateral may be sold in any manner whatsoever not prohibited by law. No delay or omission to exercise any right or power shall be construed to be a waiver of any default or acquiescence therein or a waiver of any right or power, and every such right and power may be exercised from time to time and as often as may be deemed expedient. Lender's acceptance of any performance due hereunder which does not comply strictly with the terms hereof shall not be deemed to be a waiver of any right of Lender to strict Performance by Borrower. Acceptance of past due amounts or partial payments shall not constitute a waiver of full and timely payment of the Obligations. No Event of Default, declaration of the unpaid principal of the Loan to be immediately due and payable or exercise of any other right to remedy upon default shall stay, waive, or otherwise affect Lender's right to receive payments on and other proceeds of the Receivables Collateral.

          9.8 Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Receivables Collateral or any other security for the Performance of the Obligations, or any part thereof, marshalled on any foreclosure, sale or other enforcement hereof.

          9.9 While an Event of Default exists, Borrower shall, on the request of Lender, assemble the Receivables Collateral not already in Lender's possession and make it available to Lender at a time and place reasonably convenient to Lender.

          9.10 In the event that Borrower at any time fails to do or perform any act, or pay any amount, or take any action, when such performance, payment or action is required hereunder (and, if applicable, following the lapse of any grace or compliance period in which such payment, performance or action may be taken by Borrower hereunder), then Lender may make such payment or cause such performance or action to be taken, and all amounts expended by Lender in making such payment or causing such performance or action to be taken, together with all expenses incurred by Lender in connection therewith shall be immediately due and payable by Borrower to Lender, the payment performance of which shall be an Obligation hereunder, and shall be secured by the Receivables Collateral and Real Estate Collateral. All such amounts expended by Lender in making such payment or causing such performance or action to be taken, together with all expenses incurred by Lender in connection therewith, shall bear interest at the Overdue Rate from the date incurred by Lender until paid.


                                   ARTICLE X
                                   ---------

                               POWER OF ATTORNEY
                               -----------------

          For the purpose of enabling Lender to protect and preserve its Security Interest in the Receivables Collateral and Real Estate Collateral and its rights and remedies under this Agreement and the Documents, Borrower does hereby constitute and appoint Lender, and its successors and assigns, to be Borrower's true and lawful attorney-in-fact upon the occurrence of an Event of Default, and during the continuance thereof, to perform any act, take any action, execute and sign any document, statement, instrument or other writing, and to do and perform any and all deeds and things in the name, place, and stead of Borrower, which Lender in its discretion shall determine necessary or required to protect and preserve its Security Interest in the Receivables Collateral and Real Estate Collateral and other security for the Performance of the Obligations and its rights and remedies under this Agreement and the Documents, or which Borrower is required or obligated to perform under the terms of this Agreement or the Documents.

                                  ARTICLE XI
                                  ----------

                        CONSTRUCTION AND GENERAL RULES
                        ------------------------------

          11.1 All moneys payable hereunder or under the Documents shall be paid to Lender at its address set forth below.

          11.2 This Agreement and the other Documents exclusively and completely state the rights and obligations of Lender and Borrower with respect to the Loan. No modification, termination, variation, discharge or abandonment hereof and no waiver of any of the provisions or conditions shall be valid unless in writing and signed by duly authorized representatives of Lender and Borrower or the successor, transfers or assigns of either, subject, however, to the limitations on assignment herein by Borrower. This Agreement supersedes any and all prior agreements or understandings, written or oral, between Borrower and Lender (other than in the other Documents) concerning this transaction. Solely with respect to enforcement of the Documents within the United States of America and solely with respect to collateral located within the United States of America, any conflict between the Mortgage and the Supplemental Agreement shall be resolved in favor of the Supplement Agreement; provided, however, that the Mortgage shall control and prevail over the Supplemental Agreement with respect to the exercise by Lender of its remedies against Borrower within the Netherlands, Antilles or against collateral located within the Netherlands, Antilles.

          11.3 The powers and agency hereby granted by Borrower are coupled with an interest and are irrevocable and are granted as cumulative to the remedies for collection of the indebtedness secured hereby provided by law.

          11.4 This Agreement may be executed simultaneously in any number of identical copies each of which shall constitute an original for all purposes. Delivery of an executed counterpart of any Document by telefacsimile shall be equally as effective as delivery of a manually executed counterpart thereof. Any party delivering an executed counterpart of any Document by telefacsimile shall also deliver a manual executed counterpart, but the failure to deliver a manual executed counterpart shall not effect the validity, enforceability or binding effect of such Document.

          11.5 Any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered to the party being notified if an individual or to an officer, general partner or member if a corporation, partnership or limited liability company, (ii) transmitted by postage prepaid, certified or registered mail (return receipt requested) or (iii) transmitted by a nationally recognized overnight courier service such as Federal Express, to such party at its address set forth below or such other address as the party being notified may have otherwise designated in a notice given as provided in this paragraph. Such notice shall be deemed to be given and effective, unless actual receipt is expressly elsewhere specified herein, upon the date of receipt or the date delivery is first attempted and refused if transmitted by registered or certified mail, or by overnight courier service, whichever shall first occur.

                              If to Borrower:


                              c/o Koar Group, Inc.
                              911 Wilshire Blvd., Suite 2250
                              Los Angeles, California 90017


                              With copies to:


                              Leo Rose III, Esq.
                              Schreeder, Wheeler & Flint
                              The Candler Building, 16th Floor
                              127 Peachtree Street, N.E.
                              Atlanta, Georgia 30303-1845


                              and


                              Rick S. Kirkbride, Esq.
                              Jeffer, Mangels, Butler & Marmaro
                              Tenth Floor
                              2121 Avenue of the Stars
                              Los Angeles, California 90067-5010


                              If to Lender:


                              7272 East Indian School Road
                              Suite 410
                              Scottsdale, Arizona 85251
                              Attention:  Vice-President - Group Counsel


                              With a copy to:


                              7272 East Indian School Road
                              Suite 410
                              Scottsdale, Arizona 85251
                              Attention:  Vice-President - Operation Management


          11.6 All the covenants, promises, stipulations and agreements of Borrower and all the rights and remedies of the Lender in this Agreement contained shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment herein contained, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights herein in whole or in part. Except as may be expressly provided herein, no person or other entity shall be deemed a third party beneficiary of this Agreement.

          11.7 Subject to the provisions of Article IX hereof, if any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          11.8  Time is of the essence in the Performance of the Obligations.

          11.9 All headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement. The provisions of this Agreement shall apply to the parties according to the context hereof and without regard to the number or gender of words and expressions used herein. Unless otherwise indicated, all references herein to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of this Agreement; the words "herein", "hereof", "hereto", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision.

          11.10 THIS AGREEMENT SHALL BE GOVERENED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF ARIZONA, PROVIDED, HOWEVER, THAT THE INTERNAL LAWS OF THE NETHERLANDS ANTILLES SHALL APPLY TO THE CREATION OF LIENS AND TO ANY FORECLOSURE, FORECLOSURE SALE OR OTHER REMEDY WITH RESPECT TO THAT PORTION OF THE REAL ESTATE COLLATERAL CONSISTING OF REAL PROPERTY. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT OF ARIZONA OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY

WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. BORROWER WAIVES ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                                                                /s/ JVM  INITIAL
                                                                -------
                                                                /s/ JF   INITIAL
                                                                -------

          11.11 It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provisions to the contrary in this Agreement or in any of the other Documents in no event shall this Agreement or the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. If (i) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the Obligations or (ii) the maturity of the Obligations is accelerated in whole or in part, or (iii) all or part of the principal or interest of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Obligations would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (A) the provisions of this paragraph shall govern and control,
(B) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (C) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations of Borrower or refunded to Borrower, at Lender's option and (D) the effective rate of interest will be automatically reduced to the maximum contract rate permitted by the Applicable Usury Law. Without limiting the generality of the foregoing, to the extent permitted by the Applicable Usury Law: (x) all calculations of the rate of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of Obligations, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with the Obligations; and (y) in the event that the effective rate of interest on the Obligations should at any time exceed the maximum contract rate permitted by the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time, if and when the effective interest rate on the Obligations otherwise falls below the maximum contract rate permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all the Obligations regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the Obligations regardless if resulting from an advance of the Loan made after the effective date of such decrease.

          11.12 In the event this Agreement or any of the Documents is signed by more than one party as Borrower, the covenants, obligations, representations and warranties of Borrower shall be joint and several as to all entities constituting Borrower.

                                  ARTICLE XII
                                  -----------

                              SPECIAL PROVISIONS
                              ------------------

          12.1 Lender covenants and agrees that, notwithstanding anything to the contrary herein or any in other Document, during the Term hereof it shall take no action to disturb Purchasers in their use and possession of their Time-Share Interests or otherwise to impair the rights and privileges of such Purchasers under their Time-Share Interests or the governing documents of the Project so long as such Purchasers are fulfilling their obligations under their respective Instruments and the Purchaser Leases relating thereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by Persons duly authorized on the day and year first above written.

                                        "Lender"

                                        FINOVA CAPITAL CORPORATION, a Delaware
                                        corporation

                                        By /s/ Jack Fields, III
                                          --------------------------------------
                                          Name:      JACK FIELDS, III
                                          Title:     GROUP VICE PRESIDENT

                                        "Borrower"

                                        AKGI - ROYAL PALM C.V.o.a, a Netherlands
                                        Antilles limited partnership with its
                                        capital divided into shares

                                        By: AKGI-Sint Maarten, N.V., a
                                            Netherlands Antilles corporation
                                            with limited liability
                                            Its: Partner

                                            By: /s/ James V. Maneri
                                               ---------------------------------
                                               Its:    MANAGING DIRECTOR
                                                   -----------------------------

                                          X    Check here to verify that Section
                                        -----
                                        11.10 has been initialed.